Exhibit 10.11

PROSIGHT GLOBAL, INC.

2019 EQUITY INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD AGREEMENT

This Non-Employee Director Restricted Stock Unit Award Agreement (this “Award Agreement”) evidences an award of time-based restricted stock units (“RSUs”) by ProSight Global, Inc., a Delaware corporation (together with any Subsidiary, and any successor entity thereto, the “Company”), under the ProSight Global, Inc. 2019 Equity Incentive Plan (as amended, supplemented or modified from time to time, the “Plan”). Capitalized terms not defined in the Award Agreement have the meanings given to them in the Plan.

Name of Grantee:	[●] (the “Grantee”).

Grant Date:	[●] (the “Grant Date”).

Time-Based RSUs:	[●]

Vesting:	The RSUs will be 100% vested on the Grant Date (the “Vesting Date”).

Payment:	The Company will deliver to the Grantee one Share (or, at the election of the Company, cash equal to the Fair Market Value thereof) for each vested RSU no later than 30 days after the earlier of (i) Grantee’s Separation from Service (within the meaning of Section 409A of the Code) or (ii) a Change in Control, in each event subject to applicable tax withholding (such date the Shares are so delivered, the “Payment Date”).

Dividend Equivalent Rights:	On a Payment Date, the Company will deliver to the Grantee additional Shares (or, at the election of the Company, cash equal to the Fair Market Value thereof). The number of additional Shares or the value of the cash payment will be equal to any cash dividends or other distributions (other than cash dividends or other distributions pursuant to which the RSUs were adjusted pursuant to Section 1.6.3 of the Plan) paid on the Shares allocated in respect of the RSUs from the Grant Date to the Payment Date (assuming such distributions were reinvested in additional RSUs at the Fair Market Value on the ex-dividend date).

All Other Terms:	As set forth in the Plan.

The Plan is incorporated herein by reference. Except as otherwise set forth in the Award Agreement, the Award Agreement and the Plan constitute the entire agreement and understanding of the parties with respect to the RSUs. In the event that any provision of the Award Agreement is inconsistent with the Plan, the terms of the Plan will control.

By accepting this award, the Grantee agrees to be subject to the terms and conditions of the Plan and Award Agreement.

This Award Agreement may be executed in counterparts, which together will constitute one and the same original.

IN WITNESS WHEREOF, the parties have caused this Award Agreement to be duly executed and effective as of the Grant Date.

ProSight Global, Inc.

By:
Name:
Title:

[NAME OF GRANTEE]

-3-